                                                                   EXHIBIT 10.13


       DESCRIPTION OF THE REINSURANCE AGREEMENT FOR 2003 BETWEEN ACIC AND EVEREST RE AND PLATINUM UNDERWRITERS REINSURANCE EFFECTIVE JANUARY 1, 2003


The Company, on behalf of American Compensation Insurance Company (ACIC), its wholly owned subsidiary, entered into reinsurance contracts for the fiscal year beginning January 1, 2003. The following summarizes the significant terms of these reinsurance agreements.

LIABILITY OF THE REINSURER

The Reinsurers shall pay to ACIC, with respect to Workers' Compensation and Employers' Liability Business, the amount of Net Loss for each Occurrence, as defined in the contracts, in excess of ACIC's retention, but not exceeding the Limits of Liability of the Reinsurer as follows:

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LOSS LAYER                           REINSURER                                   COMMENT
------------------------------------ ------------------------------------------- ----------------------------
$160,000 excess of $200,000          50% Everest Re                              All business written by
                                     50% Platinum Underwriters Reinsurance       the Company.
------------------------------------ ------------------------------------------- ----------------------------
$640,000 excess of $360,000          50% Everest Re                              Non Minnesota losses
                                     50% Platinum Underwriters Reinsurance
------------------------------------ ------------------------------------------- ----------------------------
Excess of $20,000,000                                                            100% retained by ACIC
                                                                                 Non Minnesota losses
------------------------------------ ------------------------------------------- ----------------------------


COMMENCEMENT AND TERMINATION

The agreements shall apply to new and renewal policies of ACIC becoming effective at and after 12:01 A.M., January 1, 2003, and to policies in force at 12:01 A.M., January 1, 2003, with respect to losses resulting from Occurrences taking place at or after the aforesaid time and date.

Parties may terminate these agreements at any December 31st by sending to the other, by registered mail to its principal office, not less than 90 days prior written notice. The Reinsurer may also terminate the agreements in the event of significant adverse events at ACIC or in the event of a change in control of ACIC or RTW, Inc.

REINSURANCE PREMIUM

ACIC agreed to pay the reinsurers based on premiums earned for each Loss layer as shown above. These rates are in excess of the rates that we paid in 2002.